EXHIBIT 99

SPS Commerce Reports Fourth Quarter and Fiscal Year 2022 Financial Results

Company delivers 88th consecutive quarter of topline growth

Fourth quarter 2022 revenue grew 19% and recurring revenue grew 20% from the fourth quarter of 2021

MINNEAPOLIS, Feb. 09, 2023 (GLOBE NEWSWIRE) --  SPS Commerce, Inc. (Nasdaq: SPSC), a leader in retail cloud services, today announced financial results for the fourth quarter and year ended December 31, 2022.

Financial Highlights

Fourth Quarter 2022 Financial Highlights

  Revenue was $122.0 million in the fourth quarter of 2022, compared to $102.8 million in the fourth quarter of 2021, reflecting 19% growth.
  Recurring revenue grew 20% from the fourth quarter of 2021.
  Net income was $15.9 million or $0.43 per diluted share, compared to net income of $12.8 million or $0.34 per diluted share in the fourth quarter of 2021, reflecting 25% growth in period over period net income.
  Non-GAAP income per diluted share was $0.63, compared to non-GAAP income per diluted share of $0.46 in the fourth quarter of 2021.
  Adjusted EBITDA for the fourth quarter of 2022 increased 26% to $35.0 million compared to the fourth quarter of 2021.

Fiscal Year 2022 Financial Highlights

  Revenue was $450.9 million for the year ended December 31, 2022, compared to $385.3 million for the year ended December 31, 2021, reflecting 17% growth.
  Recurring revenue grew 18% from the year ended December 31, 2021.
  Net income was $55.1 million or $1.49 per diluted share for the year ended December 31, 2022, compared to net income of $44.6 million or $1.21 per diluted share, for the comparable period in 2021, reflecting 24% growth in year over year net income.
  Non-GAAP income per diluted share was $2.35, compared to non-GAAP income per diluted share of $1.82 in the year ended December 31, 2021.
  Adjusted EBITDA for the year ended December 31, 2022 increased 24% to $132.3 million, compared to the year ended December 31, 2021.

“Over the years, SPS Commerce has consistently executed on our mission to connect all retail trading partners through the easiest-to-join and use network,” said Archie Black, CEO of SPS Commerce. “We remained laser focused on improving customer experience and made strategic investments which helped us build the world’s largest cloud retail network and position SPS Commerce for continued success.”

“SPS Commerce achieved strong fourth quarter and full year 2022 results. We continued to deliver profitable growth and invest in the future to capitalize on existing and new opportunities across our expanding addressable market,” said Kim Nelson, CFO of SPS Commerce.

Guidance

First Quarter 2023 Guidance

  Revenue is expected to be in the range of $123.3 million to $124.3 million.
  Net income per diluted share is expected to be in the range of $0.26 to $0.27, with fully diluted weighted average shares outstanding of 37.2 million shares.
  Non-GAAP income per diluted share is expected to be in the range of $0.56 to $0.57.
  Adjusted EBITDA is expected to be in the range of $35.0 million to $35.7 million.
  Non-cash, share-based compensation expense is expected to be $12.0 million, depreciation expense is expected to be $4.8 million, and amortization expense is expected to be $3.9 million.

Fiscal Year 2023 Guidance

  Revenue is expected to be in the range of $523.0 million to $526.0 million, representing 16% to 17% growth over 2022.
  Net income per diluted share is expected to be in the range of $1.49 to $1.55, with fully diluted weighted average shares outstanding of 37.3 million shares.
  Non-GAAP income per diluted share is expected to be in the range of $2.63 to $2.69.
  Adjusted EBITDA is expected to be in the range of $152.5 to $154.5 million, representing 15% to 17% growth over 2022.
  Non-cash, share-based compensation expense is expected to be $45.0 million, depreciation expense is expected to be $19.8 million, and amortization expense is expected to be $15.6 million.

The forward-looking measures and the underlying assumptions involve significant known and unknown risks and uncertainties, and actual results may vary materially. The Company does not present a reconciliation of the forward-looking non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA margin, and non-GAAP income per share, to the most directly comparable GAAP financial measures because it is impractical to forecast certain items without unreasonable efforts due to the uncertainty and inherent difficulty of predicting, within a reasonable range, the occurrence and financial impact of and the periods in which such items may be recognized.

Quarterly Conference Call

To access the call, please dial 1-833-816-1382, or outside the U.S. 1-412-317-0475 at least 15 minutes prior to the 3:30 p.m. CT start time. Please ask to be joined into the SPS Commerce Q4 2022 conference call. A live webcast of the call will also be available at http://investors.spscommerce.com under the Events and Presentations menu. The replay will also be available on our website at http://investors.spscommerce.com.

About SPS Commerce

SPS Commerce is the world’s leading retail network, connecting trading partners around the globe to optimize supply chain operations for all retail partners. We support data-driven partnerships with innovative cloud technology, customer-obsessed service and accessible experts so our customers can focus on what they do best. To date, more than 115,000 companies in retail, grocery, distribution, supply, and logistics have chosen SPS as their retail network. SPS has achieved 88 consecutive quarters of revenue growth and is headquartered in Minneapolis. For additional information, contact SPS at 866-245-8100 or visit www.spscommerce.com.

SPS COMMERCE, SPS, SPS logo, 1=INFINITY logo, AS THE NETWORK GROWS, SO DOES YOUR OPPORTUNITY, INFINITE RETAIL POWER, MASTERING THE RETAIL GAME and RSX are marks of SPS Commerce, Inc. and Registered in the U.S. Patent and Trademark Office. IN:FLUENCE, and others are further marks of SPS Commerce, Inc. These marks may be registered or otherwise protected in other countries.

SPS-F

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, we provide investors with Adjusted EBITDA, Adjusted EBITDA Margin, and non-GAAP income per share, all of which are non-GAAP financial measures. We believe that these non-GAAP financial measures provide useful information to our management, board of directors, and investors regarding certain financial and business trends relating to our financial condition and results of operations.

Our management uses these non-GAAP financial measures to compare our performance to that of prior periods for trend analyses and planning purposes. Adjusted EBITDA is also used for purposes of determining executive and senior management incentive compensation. We believe these non-GAAP financial measures are useful to an investor as they are widely used in evaluating operating performance. Adjusted EBITDA and Adjusted EBITDA Margin are used to measure operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of capital structure and the method by which assets were acquired.

These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in our consolidated financial statements and are subject to inherent limitations. Investors should review the reconciliations of non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release.

Adjusted EBITDA Measures:

Adjusted EBITDA consists of net income adjusted for income tax expense, depreciation and amortization expense, stock-based compensation expense, realized gain or loss from foreign currency on cash and investments held, investment income or loss, and other adjustments as necessary for a fair presentation.

Adjusted EBITDA Margin consists of Adjusted EBITDA divided by revenue. Margin, the comparable GAAP measure of financial performance, consists of net income divided by revenue.

Non-GAAP Income Per Share Measure:

Non-GAAP income per share consists of net income adjusted for stock-based compensation expense, amortization expense related to intangible assets, realized gain or loss from foreign currency on cash and investments held, other adjustments as necessary for a fair presentation, and the corresponding tax impacts of the adjustments to net income, divided by the weighted average number of shares of common and diluted stock outstanding during each period.

To quantify the tax effects, we recalculated income tax expense excluding the direct book and tax effects of the specific items constituting the non-GAAP adjustments. The difference between this recalculated income tax expense and GAAP income tax expense is presented as the income tax effect of the non-GAAP adjustments.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management's view of SPS Commerce's future expectations, plans and prospects, including our views regarding future execution within our business, the opportunity we see in the retail supply chain world and our performance for the first quarter and fiscal year of 2023, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of SPS Commerce to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents SPS Commerce files with the Securities and Exchange Commission, including but not limited to, SPS Commerce's Annual Report on Form 10-K for the year ended December 31, 2021, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on SPS Commerce's future results. The forward-looking statements included in this press release are made only as of the date hereof. SPS Commerce cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SPS Commerce expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SPS COMMERCE, INC. CONSOLIDATED BALANCE SHEETS (Unaudited; in thousands, except shares)
	December 31,
	2022	2021
ASSETS
Current assets
Cash and cash equivalents	$162,893	$207,552
Short-term investments	51,412	49,758
Accounts receivable	42,501	38,811
Allowance for credit losses	(3,066)	(4,249)
Accounts receivable, net	39,435	34,562
Deferred costs	52,755	44,529
Other assets	16,319	16,042
Total current assets	322,814	352,443
Property and equipment, net	35,458	31,901
Operating lease right-of-use assets	9,170	10,851
Goodwill	197,284	143,663
Intangible assets, net	88,352	58,587
Other assets
Deferred costs, non-current	17,424	15,191
Deferred income tax assets	227	182
Other assets, non-current	2,185	3,028
Total assets	$672,914	$615,846
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$11,256	$8,330
Accrued compensation	30,235	31,661
Accrued expenses	7,451	8,345
Deferred revenue	57,423	50,428
Operating lease liabilities	4,277	4,108
Total current liabilities	110,642	102,872
Other liabilities
Deferred revenue, non-current	4,771	5,144
Operating lease liabilities, non-current	13,009	16,426
Deferred income tax liabilities	7,419	7,145
Total liabilities	135,841	131,587
Commitments and contingencies
Stockholders' equity
Preferred stock	—	—
Common stock	38	38
Treasury Stock	(128,892)	(85,677)
Additional paid-in capital	476,117	433,258
Retained earnings	193,221	138,087
Accumulated other comprehensive loss	(3,411)	(1,447)
Total stockholders’ equity	537,073	484,259
Total liabilities and stockholders’ equity	$672,914	$615,846

Results presented are unaudited and thus, are subject to adjustment. Audited results will be included within the 10-K filing.

SPS COMMERCE, INC. CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited; in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenues	$122,018	$102,756	$450,875	$385,276
Cost of revenues	41,541	35,635	153,065	131,678
Gross profit	80,477	67,121	297,810	253,598
Operating expenses
Sales and marketing	27,201	22,658	101,772	88,044
Research and development	12,480	10,579	45,748	39,038
General and administrative	17,950	16,119	67,340	61,305
Amortization of intangible assets	3,832	2,392	11,768	10,126
Total operating expenses	61,463	51,748	226,628	198,513
Income from operations	19,014	15,373	71,182	55,085
Other income (expense), net	1,752	(120)	142	(1,544)
Income before income taxes	20,766	15,253	71,324	53,541
Income tax expense	4,851	2,488	16,190	8,944
Net income	$15,915	$12,765	$55,134	$44,597

Net income per share
Basic	$0.44	$0.35	$1.53	$1.24
Diluted	$0.43	$0.34	$1.49	$1.21

Weighted average common shares used to compute net income per share
Basic	36,159	36,091	36,117	35,928
Diluted	36,971	37,135	36,953	36,962

Results presented are unaudited and thus, are subject to adjustment. Audited results will be included within the 10-K filing.

SPS COMMERCE, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited; in thousands)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities
Net income	$55,134	$44,597
Reconciliation of net income to net cash provided by operating activities
Deferred income taxes	(3,732)	3,881
Depreciation and amortization of property and equipment	16,421	14,788
Amortization of intangible assets	11,768	10,126
Provision for credit losses	3,359	4,717
Stock-based compensation	33,399	27,574
Other, net	220	323
Changes in assets and liabilities, net of effects of acquisitions
Accounts receivable	(6,435)	(4,959)
Deferred costs	(10,646)	(9,299)
Other current and non-current assets	2,632	(6,181)
Accounts payable	144	2,259
Accrued compensation	(3,786)	6,775
Accrued expenses	(2,829)	1,017
Deferred revenue	5,965	14,483
Operating leases	(1,562)	2,792
Net cash provided by operating activities	100,052	112,893
Cash flows from investing activities
Purchases of property and equipment	(19,880)	(19,588)
Purchases of investments	(160,427)	(121,242)
Maturities of investments	158,937	111,193
Acquisitions of businesses, net	(91,420)	(17,066)
Net cash used in investing activities	(112,790)	(46,703)
Cash flows from financing activities
Repurchases of common stock	(43,215)	(20,430)
Net proceeds from exercise of options to purchase common stock	4,908	9,374
Net proceeds from employee stock purchase plan activity	6,676	4,737
Payment for contingent consideration	—	(2,042)
Net cash used in financing activities	(31,631)	(8,361)
Effect of foreign currency exchange rate changes on cash and cash equivalents	(290)	31
Net increase (decrease) in cash and cash equivalents	(44,659)	57,860
Cash and cash equivalents at beginning of year	207,552	149,692
Cash and cash equivalents at end of year	$162,893	$207,552

Results presented are unaudited and thus, are subject to adjustment. Audited results will be included within the 10-K filing.

SPS COMMERCE, INC. NON-GAAP RECONCILIATION (Unaudited; in thousands, except per share amounts)
Adjusted EBITDA
	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income	$15,915	$12,765	$55,134	$44,597
Income tax expense	4,851	2,488	16,190	8,944
Depreciation and amortization of property and equipment	4,438	3,799	16,421	14,788
Amortization of intangible assets	3,832	2,392	11,768	10,126
Stock-based compensation expense	7,763	6,301	33,399	27,574
Realized (gain) loss from foreign currency on cash and investments held	(984)	(36)	1,026	1,456
Investment income	(864)	(36)	(1,670)	(278)
Other	—	21	—	(192)
Adjusted EBITDA	$34,951	$27,694	$132,268	$107,015

Adjusted EBITDA Margin
	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue	$122,018	$102,756	$450,875	$385,276

Net income	15,915	12,765	55,134	44,597
Margin	13%	12%	12%	12%

Adjusted EBITDA	34,951	27,694	132,268	107,015
Adjusted EBITDA Margin	29%	27%	29%	28%

Non-GAAP Income
	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income	$15,915	$12,765	$55,134	$44,597
Stock-based compensation expense	7,763	6,301	33,399	27,574
Amortization of intangible assets	3,832	2,392	11,768	10,126
Realized (gain) loss from foreign currency on cash and investments held	(984)	(36)	1,026	1,456
Other	—	21	—	(192)
Income tax effects of adjustments	(3,063)	(4,302)	(14,639)	(16,454)
Non-GAAP income	$23,463	$17,141	$86,688	$67,107

Shares used to compute non-GAAP income per share
Basic	36,159	36,091	36,117	35,928
Diluted	36,971	37,125	36,953	36,962

Non-GAAP income per share
Basic	$0.65	$0.47	$2.40	$1.87
Diluted	$0.63	$0.46	$2.35	$1.82

Results presented are unaudited and thus, are subject to adjustment. Audited results will be included within the 10-K filing.

Contact:
Investor Relations
The Blueshirt Group
Irmina Blaszczyk & Lisa Laukkanen
SPSC@blueshirtgroup.com
415-217-4962